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                                                                  EXECUTION COPY

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                             BARR LABORATORIES, INC.


                                   $30,000,000


         $10,000,000 6.61% Senior Notes, Series A, due November 18, 2004

         $20,000,000 7.01% Senior Notes, Series B, due November 18, 2007


                                 --------------

                             NOTE PURCHASE AGREEMENT

                                  -------------


                          Dated as of November 18, 1997


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                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

Section                                   Heading                           Page

Section 1.        Authorization of Notes......................................1

Section 2.        Sale and Purchase of Notes..................................1

Section 3.        Closing.....................................................2

Section 4.        Conditions to Closing.......................................2

     Section 4.1.    Representations and Warranties...........................2
     Section 4.2.    Performance; No Default..................................2
     Section 4.3.    Compliance Certificates..................................3
     Section 4.4.    Opinions of Counsel......................................3
     Section 4.5.    Purchase Permitted By Applicable Law, Etc................3
     Section 4.6.    Sale of Other Notes......................................3
     Section 4.7.    Payment of Special Counsel Fees..........................3
     Section 4.8.    Private Placement Number.................................3
     Section 4.9.    Changes in Corporate Structure...........................4
     Section 4.10.   Pay-off of Existing Note Agreement and
                     Existing Notes...........................................4
     Section 4.11.   Release of Liens under Existing Credit
                     Facility.................................................4
     Section 4.12.   Proceedings and Documents................................4

Section 5.        Representations and Warranties of the Company...............4

     Section 5.1.    Organization; Power and Authority........................4
     Section 5.2.    Authorization, Etc.......................................5
     Section 5.3.    Disclosure...............................................5
     Section 5.4.    Organization and Ownership of Shares of
                     Subsidiaries; Affiliates.................................5
     Section 5.5.    Financial Statements.....................................6


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     Section 5.6.    Compliance with Laws, Other Instruments, Etc.............6
     Section 5.7.    Governmental Authorizations, Etc.........................6
     Section 5.8.    Litigation; Observance of Agreements,
                     Statutes and Orders......................................7
     Section 5.9.    Taxes....................................................7
     Section 5.10.   Title to Property; Leases................................7
     Section 5.11.   Licenses, Permits, Etc...................................7
     Section 5.12.   Compliance with ERISA....................................8
     Section 5.13.   Private Offering by the Company..........................8
     Section 5.14.   Use of Proceeds; Margin Regulations......................9
     Section 5.15.   Existing Indebtedness; Future Liens......................9
     Section 5.16.   Foreign Assets Control Regulations, Etc..................9
     Section 5.17.   Status under Certain Statutes............................9
     Section 5.18.   Environmental Matters...................................10
     Section 5.19.   Release of Liens........................................10

Section 6.        Representations of the Purchaser...........................10

     Section 6.1.    Purchase for Investment.................................10
     Section 6.2.    Source of Funds.........................................11

Section 7.        Information as to the Company..............................12

     Section 7.1.    Financial and Business Information......................12
     Section 7.2.    Officer's Certificate...................................15
     Section 7.3.    Inspection..............................................15

Section 8.        Prepayment of the Notes....................................16

     Section 8.1.    Required Prepayments....................................16
     Section 8.2.    Optional Prepayments with Make-Whole Amount.............17
     Section 8.3.    Allocation of Partial Prepayments.......................17
     Section 8.4.    Maturity; Surrender, Etc................................17
     Section 8.5.    Purchase of Notes.......................................17
     Section 8.6.    Make-Whole Amount.......................................18

Section 9.        Affirmative Covenants......................................19

     Section 9.1.    Compliance with Law.....................................19


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     Section 9.2.    Insurance...............................................19
     Section 9.3.    Maintenance of Properties...............................19
     Section 9.4.    Payment of Taxes and Claims.............................20
     Section 9.5.    Corporate Existence, Etc................................20
     Section 9.6.    Notes to Rank Pari Passu................................20
     Section 9.7.    ERISA Disclosure........................................20

Section 10.       Negative Covenants.........................................21

     Section 10.1.   Consolidated Net Worth..................................21
     Section 10.2.   Fixed Charges Coverage Ratio............................21
     Section 10.3.   Limitations on Debt.....................................21
     Section 10.4.   Limitation on Liens.....................................23
     Section 10.5.   Restricted Payments.....................................25
     Section 10.6.   Mergers, Consolidations and Sales of Assets.............26
     Section 10.7.   Guaranties..............................................29
     Section 10.8.   Nature of Business......................................29
     Section 10.9.   Transactions with Affiliates............................29
     Section 10.10.  Termination of Pension Plans............................30
     Section 10.11.  Designation of Subsidiaries.............................30

Section 11.       Events of Default..........................................30

Section 12.       Remedies on Default, Etc...................................33

     Section 12.1.   Acceleration............................................33
     Section 12.2.   Other Remedies..........................................33
     Section 12.3.   Rescission..............................................34
     Section 12.4.   No Waivers or Election of Remedies, Expenses,
                     Etc.....................................................34

Section 13.       Registration; Exchange; Substitution of Notes..............34

     Section 13.1.   Registration of Notes...................................34
     Section 13.2.   Transfer and Exchange of Notes..........................34
     Section 13.3.   Replacement of Notes....................................35

Section 14.       Payments on Notes..........................................35

     Section 14.1.   Place of Payment........................................35


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     Section 14.2.   Home Office Payment.....................................36

Section 15.       Expenses, Etc..............................................36

     Section 15.1.   Transaction Expenses....................................36
     Section 15.2.   Survival................................................36

Section 16.       Survival of Representations and Warranties;
                  Entire Agreement...........................................37

Section 17.       Amendment and Waiver.......................................37

     Section 17.1.   Requirements............................................37
     Section 17.2.   Solicitation of Holders of Notes........................37
     Section 17.3.   Binding Effect, Etc.....................................38
     Section 17.4.   Notes Held by Company, Etc..............................38

Section 18.       Notices....................................................38

Section 19.       Reproduction of Documents..................................39

Section 20.       Confidential Information...................................39

Section 21.       Substitution of Purchaser..................................40

Section 22.       Miscellaneous..............................................40

     Section 22.1.   Successors and Assigns..................................40
     Section 22.2.   Payments Due on Non-Business Days.......................41
     Section 22.3.   Severability............................................41
     Section 22.4.   Construction............................................41
     Section 22.5.   Counterparts............................................41
     Section 22.6.   Governing Law...........................................41

Signature....................................................................42


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Schedule A        --    Information Relating To Purchasers

Schedule B        --    Defined Terms

Schedule 4.9      --    Changes in Corporate Structure

Schedule 5.3      --    Disclosure Materials

Schedule 5.4      --    Subsidiaries of the Company and Ownership of
                        Subsidiary Stock

Schedule 5.5      --    Financial Statements

Schedule 5.8      --    Certain Litigation

Schedule 5.11     --    Patents, etc.

Schedule 5.14     --    Use of Proceeds

Schedule 5.15     --    Existing Indebtedness

Schedule 9.7      --    ERISA Affiliates

Schedule 10.1     --    Existing Investments

Exhibit 1         --    Form of 6.61% Senior Note, Series A, due November 18,
                        2004

Exhibit 2         --    Form of 7.01% Senior Notes, Series B, due November 18,
                        2007

Exhibit 4.4(a)    --    Form of Opinion of Special Counsel for the Company

Exhibit 4.4(b)    --    Form of Opinion of Special Counsel for the Purchasers


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                             BARR LABORATORIES, INC.
                                 Two Quaker Road
                             Pomona, New York 10970


               6.61% Senior Notes, Series A, due November 18, 2004

               7.01% Senior Notes, Series B, due November 18, 2007

                                                   Dated as of November 18, 1997

To the Purchaser listed in the attached
  Schedule A who is a signatory hereto:

Ladies and Gentlemen:

      Barr Laboratories, Inc., a New York corporation (the "Company"), agrees with you as follows:

SECTION 1. AUTHORIZATION OF NOTES.

      The Company will authorize the issue and sale of (a) $10,000,000 aggregate principal amount of its 6.61% Senior Notes, Series A, due November 18, 2004 (the "Series A Notes") and (b) $20,000,000 aggregate principal amount of its 7.01% Senior Notes, Series B, due November 18, 2007 (the "Series B Notes"; the Series A Notes and the Series B Notes hereinafter being collectively referred to as the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibits 1 and 2, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.


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      Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and of the series specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

SECTION 3. CLOSING.

      The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago, Illinois time, at a closing (the "Closing") on November 18, 1997 or on such other Business Day thereafter on or prior to November 21, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes of the series to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company's Master Account number 013-7871 at Boston Safe Deposit and Trust Company, 20 Cabot Road 127-002C, Medford, Massachusetts 02155-5157 (ABA No. 011001234), Contact:
Cynthia Mercer (617) 382-4916. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions


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specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

      Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

   Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

   Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 9 or 10 hereof had such Sections applied since such date.

   SECTION 4.3. COMPLIANCE CERTIFICATES.

      (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

      (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the


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authorization, execution and delivery of the Notes and the Agreements.

   Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Winston & Strawn, counsel for the Company, covering the matters set forth in
Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

   Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

   Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

   Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have


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paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

   Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

   Section 4.9. Changes in Corporate Structure. Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

   Section 4.10. Pay-off of Existing Note Agreement and Existing Notes. On or prior to the date of Closing, you shall have received signed copies of a pay-off letter in form and substance satisfactory to you and your special counsel from CIGNA Investments, Inc. with respect to the payment in full of all amounts outstanding under that certain Note Agreement dated as of June 28, 1991 (the "Existing Note Agreement") between the Company and Connecticut General Life Insurance Company, Life Insurance Company of North America and CIGNA Property and Casualty Insurance Company, as holder of the 10.15% Senior Notes of the Company due June 28, 2001 (the "Existing Notes") issued pursuant to the Existing Note Agreement, and such holder's acknowledgment and agreement that all Liens and security interest securing such obligations have been irrevocably terminated and released.

   Section 4.11. Release of Liens under Existing Credit Facility. On or prior to the date of Closing, you shall have received from Bank of America National Trust and Savings Association, as lender under that certain Loan and Security Agreement dated as of July 31, 1996 (the "Existing Credit Facility") between the


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Company and Bank of America National Trust and Savings Association (successor by merger to Bank of America Illinois) all such written documentation, agreements and instruments (including, without limitation, Uniform Commercial Code termination statements) as you shall reasonably request, in form and substance satisfactory to you and your special counsel, evidencing the irrevocable termination and release in full of all Liens and security interests theretofor securing the obligations of the Company under and in respect of the Existing Credit Facility.

   Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to you that:

   Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

   Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all


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necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   Section 5.3. Disclosure. The Company, through its agent, BancAmerica Robertson Stephens has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated September, 1997 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since June 30, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

   Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's


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Restricted and Unrestricted Subsidiaries, showing, as to each Restricted and
Unrestricted Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

      (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.


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   Section 5.5. Financial Statements. The Company has delivered to each
Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

   Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

   Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

   Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are


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no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

   Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended June 30, 1992.


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   Section 5.10. Title to Property; Leases. The Company and its Subsidiaries
have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

   Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11,

      (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

      (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

      (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

   Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax


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provisions of the Code relating to employee benefit plans (as defined in Section
3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The Company is not a party to and does not participate in or have any liability, contingent or otherwise, with respect to any "pension plan" as defined in ERISA which is subject to Section 412 of the Code.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

   Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 35 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

   Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 0.5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 0.5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

   Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date of the Closing. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

   Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

   Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

   Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

            (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

   Section 5.19. Release of Liens. All Liens and security interests securing the Existing Note Agreement, the Existing Notes and the Existing Credit Facility, individually or collectively, have been irrevocably terminated and released in full and no Liens exist on the property or assets of the Company or any Subsidiary except as permitted pursuant to Section 10.4.

   SECTION 6. REPRESENTATIONS OF THE PURCHASER.

   Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

   Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

            (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

            (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

            (d) the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

            (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

      If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (b),
(c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms

"employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO THE COMPANY.

   Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

            (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                        (1) an opinion thereon of independent certified public
                  accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                        (2) a certificate of such accountants stating that they
                  have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
      (2) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under
            Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (f) Covenant Compliance Reconciliation -- at any time that Unrestricted Subsidiaries, taken in the aggregate, own 5% or more of Consolidated Total Assets or contribute 5% or more of Consolidated Net Income, then, with reasonable promptness, upon the request of any holder of the Notes, such data and information with respect to each Unrestricted Subsidiary (or group of Unrestricted Subsidiaries on a consolidated basis) in form satisfactory to such holder in order to enable such holder to reconcile the financial information for the Company and its Restricted Subsidiaries provided to the holders of the Notes in the covenant compliance certificates required by Section 7.2(a) with the financial information for the Company and all Subsidiaries provided to such holders in the financial statements delivered pursuant to paragraphs
      (a) and (b) of this Section 7.1;

            (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

   Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information with respect to the Company and its Restricted Subsidiaries (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

   Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

   Section 8.1. Required Prepayments. (a) With respect to the Series A Notes, the Company agrees that on November 18, 1998 and on each November 18th thereafter to and including November 18, 2003 the Company will prepay and there shall become due and payable $1,428,571 principal amount (or such lesser principal amount as shall then be outstanding) in respect of the aggregate principal Indebtedness evidenced by the Series A Notes. The entire remaining principal amount of the Series A Notes shall become due and payable on November 18, 2004. Each required prepayment made pursuant to this Section 8.1(a) shall be made at par and without payment of the Make-Whole Amount or any premium and allocated among all of the Series A Notes in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. Any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.5 shall reduce the principal amount of each required prepayment of the Notes becoming due under this Section 8.1(a) on and after the date of such prepayment or purchase of the Notes in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

      (b) With respect to the Series B Notes, the Company agrees that on November 18, 2003 and on each November 18th thereafter to and including November 18, 2006 the Company will prepay and there shall become due and payable $4,000,000 principal amount (or such lesser principal amount as shall then be outstanding) in respect of the aggregate principal Indebtedness evidenced by the Series B Notes. The entire remaining principal amount of the Series B Notes shall become due and payable on November 18, 2007. Each required prepayment made pursuant to this Section 8.1(b) shall be made at par and without payment of the Make-Whole Amount or any premium and allocated among all of the Series B Notes in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. Any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.5 shall reduce the principal amount of each required prepayment of the Notes becoming due under this Section 8.1(b) on and after the date of such prepayment or purchase of the Notes in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

   Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

   Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be

(a) allocated among each series of Notes in proportion to the aggregate unpaid principal amount of each such series Notes, and (b) allocated pro rata among all of the holders of each series of Notes at the time outstanding in accordance of the unpaid principal amount thereof.

   Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

   Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any series of the outstanding Notes or any part or portion of any series thereof, except upon the payment or prepayment of both series of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

   Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Schedule Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
      Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

   Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws and FDA Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises, Material FDA approvals and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   Section 9.2. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

   Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

   Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly-owned Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

   Section 9.6. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the

Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

   Section 9.7. ERISA Disclosure. The Company will create and attach hereto as
Schedule 9.7 a complete list of all "affiliates" (as defined in this Section 9.7) and all "employee benefit plans" (as defined in this Section 9.7) with respect to which the Company or any "affiliate" is a "party in interest" (as defined in this Section 9.7) or in respect of which the Notes could constitute an "employer security" (as defined in this Section 9.7). The Company will update such list to add any "affiliates" and "employee benefit plans" with respect to which the Company or any "affiliate" become "parties in interest" after closing and before the later of (i) full prepayment, or (ii) sale of the Notes by the Purchaser. As used in this Section 9.7, the terms "employee benefit plan" and "party in interest" have the meanings specified in Section 3 of ERISA, and "affiliate(s)" and "employer security" have the meanings specified in Section V of PTE 95-60, published at 60 FR 35925, July 12, 1995; provided, that the term "affiliate(s)" shall not include Bernard C. Sherman or any entity which would be an "affiliate" as defined above solely as a result of Bernard C. Sherman's ownership of such entity.

SECTION 10. NEGATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

   Section 10.1. Consolidated Net Worth. The Company will not at any time permit Consolidated Net Worth to be an amount less than the sum of (a) $70,000,000 plus
(b) 25% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters ending after June 30, 1997; provided that notwithstanding that Consolidated Net Income for any such elapsed fiscal quarter may be a deficit figure, no reduction in such amount as a result thereof shall be made on the sum to be maintained pursuant hereto.

   Section 10.2. Fixed Charges Coverage Ratio. The Company will not, as calculated on the last day of each fiscal quarter, permit the ratio of (a) Consolidated Net Income Available for Fixed Charges for the four fiscal quarter period ending on such date to (b) Consolidated Fixed Charges for such four fiscal quarter period to be less than 1.25 to 1.00.

   Section 10.3. Limitations on Debt. (a) The Company will not, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Funded Debt other than:

            (i) Funded Debt evidenced by the Notes;

            (ii) Funded Debt of the Company outstanding on the date of this Agreement and described on Schedule 5.15, provided that such Funded Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement;

            (iii) Funded Debt of the Company in addition to that otherwise permitted by the foregoing provisions of this Section 10.3(a), provided that on the date the Company incurs or otherwise becomes liable with respect to any such additional Funded Debt and immediately after giving effect thereto and to the application of the proceeds thereof:

                  (1) no Default or Event of Default shall exist;

                  (2) Consolidated Funded Debt shall not exceed 55% of
            Consolidated Total Capitalization;

                  (3) the ratio of (A) Consolidated Net Income Available for
            Fixed Charges for the period consisting of the immediately preceding four fiscal quarters to (B) Pro Forma Consolidated Fixed Charges for such four fiscal quarter period shall not be less than 1.25 to 1.00; and

                  (4) Priority Debt shall not exceed 20% of Consolidated Net
            Worth;

      provided, that the provisions of Section 10.3(a)(iii)(3) shall not be applicable in connection with the incurrence of Debt of the Company under the Bank Loan Agreement pursuant to revolving advances in amounts of less than $10,000,000 (aggregating all advances made on a single day), but such Debt shall in all events remain subject to the requirements of Section 10.2.

      Any extension, renewal or refunding of any Funded Debt by the Company shall be deemed to be an incurrence by the Company of such Funded Debt at the time of such extension, renewal or refunding.

      (b) The Company will not at any time permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt other than:

            (i) Debt of a Restricted Subsidiary outstanding on the date of this Agreement and described on Schedule 5.15, provided that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement;

            (ii) Debt of a Restricted Subsidiary outstanding at the time such Restricted Subsidiary is acquired by the Company, provided that (1) such Debt shall not have been incurred in contemplation of the acquisition of such Restricted Subsidiary and (2) immediately after such Restricted Subsidiary is acquired no Default or Event of Default shall exist, and provided further that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement; and

            (iii) Debt of a Restricted Subsidiary owed to the Company or a Wholly-owned Restricted Subsidiary, provided that on the date the Restricted Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and to the application of the proceeds thereof,

                  (1) no Default or Event of Default shall exist;

                  (2) Consolidated Funded Debt shall not exceed 55% of
            Consolidated Total Capitalization;

                  (3) the ratio of (A) Consolidated Net Income Available for
            Fixed Charges for the period consisting of the immediately preceding four fiscal quarters to (B) Pro Forma Consolidated Fixed Charges for such four fiscal quarter period shall not be less than 1.25 to 1.00; and

                  (4) Priority Debt shall not exceed 20% of Consolidated Net
            Worth.

      (c) For all purposes of this Section 10.3, any Person becoming a Restricted Subsidiary after the date of this Agreement (including by designation pursuant to Section 10.11) shall be deemed, at the time it becomes a Restricted Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

   Section 10.4. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any

Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

            (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by
      Section 9.4;

            (b) Liens of or resulting from any judgment or award, unless such judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

            (d) leases or subleases granted to others, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, in each case, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

            (e) Liens securing Debt of a Restricted Subsidiary to the Company or to another Wholly-owned Restricted Subsidiary;

            (f) Liens existing as of the date of Closing and described on
      Schedule 5.15 hereto;

            (g) Liens created or incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or purchase of property (or any improvement thereon) useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property at the time of acquisition thereof, whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition or purchase; provided that
      (1) the Lien shall attach solely to the property acquired or purchased,
      (2) such Lien shall have been created or incurred within 180 days of the date of acquisition, construction, improvement or purchase, (3) at the time of acquisition or purchase of such property, the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price or the fair market value at the time of acquisition or purchase of such property (as determined in good faith by the Board of Directors of the Company), and
      (4) all such Debt shall have been incurred within the applicable limitations provided in Sections 10.3(a)(iii) and 10.3(b)(iii);

            (h) Liens existing on property of a Person immediately prior to its becoming consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that

      (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property and (ii) each such Lien shall extend solely to the property so acquired;

            (i) Liens created or incurred after the date of the Closing given to secure Debt of the Company or any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (h) hereof; provided that all Debt secured by such Liens shall have been incurred within the applicable limitations provided in Sections 10.3(a)(iii) and 10.3(b)(iii); and

            (j) any extension, renewal or refunding of any Lien permitted by the preceding clauses (a) through (h) of this Section 10.4 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Debt secured thereby; provided that
      (1) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (2) such Lien shall attach solely to the same such property, (3) the maturity of such Debt is not reduced, and (4) immediately after giving effect to such renewal, extension or refunding no Default or Event of Default would exist.

   Section 10.5. Restricted Payments. (a) The Company will not except as hereinafter provided:

            (i) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Company);

            (ii) Directly or indirectly, or through any Subsidiary or through any Affiliate of the Company, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock;

            (iii) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

            (iv) Make any payment, repayment, repurchase or other acquisition, directly or indirectly, of the principal of any Subordinated Funded Debt prior to its regularly scheduled maturity;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, payments or repayments of debt and all such other payments or distributions being herein collectively called "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after June 30, 1997 to and including the date of the making of the Restricted Payment in question would exceed the sum of:

            (1) $10,000,000; plus

            (2) 75% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit); plus

            (3) an amount equal to the aggregate net cash proceeds received by the Company from the sale on or after the date of this Agreement of shares of its common stock or other Securities converted into common stock of the Company.

      (b) The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

      (c) For the purposes of this Section 10.5, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of

Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

      (d) The Company will not authorize or make a Restricted Payment if after giving effect to the proposed Restricted Payment: (i) a Default or Event of Default would exist or (ii) the Company could not incur at least $1.00 of additional Funded Debt pursuant to Section 10.3(a)(iii).

   Section 10.6. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

            (i) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in (1) any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and (2) in any merger or consolidation involving a Wholly-owned Restricted Subsidiary (and not the Company), the Wholly-owned Restricted Subsidiary shall be the surviving or continuing corporation;

            (ii) the Company may consolidate or merge with or into any other corporation if (1) the corporation which results from such consolidation or merger (the "surviving corporation") is Solvent and organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (3) at the time of such consolidation or merger and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the surviving corporation would be permitted by the provisions of Section 10.3(a)(iii) to incur at least $1.00 of additional Funded Debt;

            (iii) the Company may sell or otherwise dispose of all or substantially all of its assets (other than stock and Debt of a Restricted Subsidiary, which may only be sold or otherwise disposed of pursuant to
      Section 10.6(c)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if
      (1) the acquiring Person is Solvent and a corporation organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (3) at the time of such sale or disposition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the acquiring corporation would be permitted by the provisions of Section 10.3(a)(iii) to incur at least $1.00 of additional Funded Debt.

      (b) The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value and except as provided in Section 10.6(a)(iii)); provided that the foregoing restrictions do not apply to:

            (i) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to the Company or a Wholly-owned Restricted Subsidiary;

            (ii) the sale or transfer of property by the Company or a Restricted Subsidiary and the lease, as lessee, of the same property by the Company or a Restricted Subsidiary within 180 days of the Company's or such Restricted Subsidiary's initial acquisition or construction thereof (a "Sale and Leaseback Transaction"), provided that upon the consummation of any such Sale and Leaseback Transaction and after giving effect thereto, the terms of such transaction shall be permitted by all applicable limitations of this Agreement; or

            (iii) the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

                  (1) such assets (valued at net book value) do not, together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 15% of Consolidated Total Assets determined at the end of the immediately preceding fiscal year;

                  (2) in the opinion of the Company's Board of Directors, the sale is for fair value and is in the best interests of the Company; and

                  (3) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of Section 10.3(a)(iii) to incur at least $1.00 of additional Funded Debt;

      provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within 180 days of the date of sale of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries as described in Section 10.8 and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Funded Debt of the Company. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in Section 8.2.

      Computations pursuant to this Section 10.6(b) shall include dispositions made pursuant to Section 10.6(c) and computations pursuant to Section 10.6(c) shall include dispositions made pursuant to this Section 10.6(b).

      (c) The Company will not, and will not permit any Restricted Subsidiary to, sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this Section 10.6(c) any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Restricted Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock") or any Debt of any Restricted Subsidiary, nor will any Restricted Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own Subsidiary Stock; provided that the foregoing restrictions do not apply to:

            (i) the issue of directors' qualifying shares; or

            (ii) the issue of Subsidiary Stock to the Company; or

            (iii) the sale or other disposition at any one time to a Person (other than directly or indirectly to an Affiliate) of the entire Investment of the Company and its other Restricted Subsidiaries in any Restricted Subsidiary if all of the following conditions are met:

                  (1) the assets (valued at net book value) of such Restricted
            Subsidiary do not, together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 15% of Consolidated Total Assets determined at the end of the immediately preceding fiscal year;

                  (2) in the opinion of the Company's Board of Directors, the sale is for fair value and is in the best interests of the Company;

                  (3) immediately after the consummation of the transaction and after giving effect thereto, such Restricted Subsidiary shall have no Debt of or continuing Investment in the capital stock of the Company or of any Restricted Subsidiary and any such Debt or Investment shall have been discharged or acquired, as the case may be, by the Company or a Restricted Subsidiary; and

                  (4) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of Section 10.3(a)(iii) to incur at least $1.00 of additional Funded Debt;

      provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within 180 days of the date of sale of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries as described in Section 10.8 and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Funded Debt of the Company. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided Section 8.2.

      Computations pursuant to this Section 10.6(c) shall include dispositions made pursuant to Section 10.6(b) and computations pursuant to Section 10.6(b) shall include dispositions made pursuant to this Section 10.6(c).

   Section 10.7. Guaranties. The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement.

   Section 10.8. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

   Section 10.9. Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

      (b) In the event a Restricted Subsidiary is redesignated as an Unrestricted Subsidiary pursuant to Section 10.11, all transactions and arrangements between such Unrestricted Subsidiary and the Company or any other Restricted Subsidiary which occurred or existed at any time during the 12-month period immediately preceding the date of such redesignation shall, for purposes of this Section, be deemed to have been entered into immediately after such redesignation.

   Section 10.10. Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

   Section 10.11. Designation of Subsidiaries. (a) The Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided, that (1) the Company shall have given to the holders of the Notes, not less than 15 days prior to such designation, written notice that the Board of Directors of the Company has made such determination, (2) at the time of such designation and immediately after giving effect thereto: (i) such Unrestricted Subsidiary shall qualify as a Restricted Subsidiary as set forth in clauses (a) through (c) of the definition thereof, (ii) no Default or Event of Default would exist and
(iii) the Company would be permitted by the provisions of Section 10.3(a)(iii) to incur at least $1.00 of additional Funded Debt, and (3) such Unrestricted Subsidiary shall not have previously been designated as a Restricted Subsidiary;

      (b) The Company may designate any Restricted Subsidiary as a Unrestricted Subsidiary; provided, that (1) the Company shall have given to the holders of the Notes, not less than 15 days prior to such designation, written notice that the Board of Directors of the Company has made such determination, (2) at the time of such designation and immediately after giving effect thereto: (i) no Default or Event of Default would exist, (ii) the Company would be permitted by the provisions of Section 10.3(a)(iii) to incur at least $1.00 of additional Funded Debt, (iii) a Restricted Subsidiary would be permitted by the provisions of Section 10.3(b)(iii) to incur at least $1.00 of additional Debt, (3) such Restricted Subsidiary shall not have previously been designated as an Unrestricted Subsidiary, and (4) such designation shall be treated as the sale or other disposition of assets, the net proceeds of which shall be deemed to be equal to the Company's equity in the net assets of such Subsidiary prior to such redesignation, which disposition must be consummated within the limitations of
Section 10.6(c).

SECTION 11. EVENTS OF DEFAULT.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.6; or

            (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this

      Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of
      Section 11); or

            (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (1) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (2) in the case of an event of the type described in clause
      (i) of this paragraph (f), one or more Persons have the right to require the Company or any Restricted

      Subsidiary so to purchase or repay such Debt, or (iv) the Company is in default in the performance or observance of any obligation or agreement of the Company to Zeneca, including without limitation the Zeneca Distribution Agreement and the Zeneca Security Agreement, as amended from time to time, except only to the extent that the existence of any such default (1) is being contested by the Company in good faith and by appropriate proceedings and the Company shall have set aside on its books such reserves or other appropriate provisions therefore as may be required by GAAP, or (2) would not reasonably be likely to have a Material Adverse Effect; or

            (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted

      Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

            (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

            (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA
      Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses
      (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

   Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

      (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

      (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

   Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

   Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 76% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

   Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

   Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

   Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1 or Exhibit 2, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

   Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $5,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

   Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Pomona, New York at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

   Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

   Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

   Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the

Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

   Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

   SECTION 17.2. SOLICITATION OF HOLDERS OF NOTES.

      (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes. The Company agrees to be commercially reasonable with respect to any requests for amendments to or waivers of the terms and provisions of this Agreement and the Notes, and the holders of the Notes agree not to unreasonably withhold their approval of such requests.

      (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of any series of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of each series of Notes then outstanding even if such holder did not consent to such waiver or amendment.

   Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of each series of Notes and is binding upon them and upon each future holder of any Note of any series and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note of any series nor any delay in exercising any rights hereunder or under any Note of any series shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

   Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes of any series directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

      For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

      You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

   Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

   Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

   Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

   Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

   Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

   Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                           *     *     *     *     *

      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                                Very truly yours,

                                                Barr Laboratories, Inc.


                                                By
                                                   Title

Accepted as of ____________________.

                                                [Variation]


                                                By _____________________________
                                                   Its

Name and Address of Purchaser                       Principal Amount and Series
                                                     of Notes to Be Purchased

United Services Automobile Association                       $20,000,000
USAA IMCO
USAA Building, BK D04N                                      Series B Notes
9800 Fredericksburg Road
San Antonio, Texas  78288

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Barr Laboratories Inc., 7.01% Senior Notes, Series B, due 2007, PPN 068306 B* 9, principal premium or interest") to:

         Bankers Trust Company/USAA
                              (ABA #021001033)
         Private Placement Processing
         AC #99 911 145

         for credit to:  USAA
         Account Number 99715

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed to:

         USAA
         c/o Financial Reporting & Analysis
         USAA Building, B-1-W
         9800 Fredericksburg Road
         San Antonio, Texas  78288

All other communications, to be addressed to:


                                   SCHEDULE A
                          (to Note Purchase Agreement)

         Insurance Company Portfolios
         USAA IMCO
         USAA Building, BK DO4N
         9800 Fredericksburg Road
         San Antonio, Texas  78288

Delivery of Notes:

         Bankers Trust Company
         16 Wall Street
         4th Floor, Window 44
         Re:  USAA #99715
         New York, New York  10015

Name of Nominee in which Notes are to be issued:  Salkeld & Co.

Taxpayer I.D. Number:  74-0959140

    Name and Address                        Principal Amount and Series of Notes
      of Purchaser                                    to Be Purchased

Nationwide Life Insurance Company                        $6,000,000
One Nationwide Plaza                                   Series A Notes
Columbus, Ohio  43215-2220

Payments

   All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Barr Laboratories Inc., 6.61% Senior Notes, Series A, due 2004, PPN 068306 A@ 8, principal premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life Insurance Company
         Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

         With a copy to:

         Nationwide Life Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed:

         Nationwide Life Insurance Company
         One Nationwide Plaza (1-33-07)
         Columbus, Ohio  43215-2220
         Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

    Name and Address                        Principal Amount and Series of Notes
      of Purchaser                                    to Be Purchased

Nationwide Life and Annuity                              $4,000,000
  Insurance Company                                    Series A Notes
One Nationwide Plaza
Columbus, Ohio  43215-2220

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Barr Laboratories Inc., 6.61% Senior Notes, Series A, due 2004, PPN 068306 A@ 8, principal premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life and Annuity Insurance Company
         Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life and Annuity Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, NJ  07195
         Attention:  P&I Department

         With a copy to:

         Nationwide Life and Annuity Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed:

         Nationwide Life and Annuity Insurance Company
         One Nationwide Plaza (1-33-07)
         Columbus, Ohio  43215-2220
         Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-1000740

                                  DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Affiliate" means, at any time, and with respect to any Person (other than a Restricted Subsidiary) (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Bank Loan Agreement" shall mean that certain unsecured Loan Agreement dated as of November 18, 1997 between the Company and Bank of America National Trust and Savings Association, as the same may be amended, modified or supplemented from time to time, including any extension or renewal thereof.

      "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the


                                   SCHEDULE B
                          (to Note Purchase Agreement)
acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Capitalized Rentals" of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capital Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

      "Closing" is defined in Section 3.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Company" means Barr Laboratories, Inc., a New York corporation.

      "Confidential Information" is defined in Section 20.

      "Consolidated Fixed Charges" for any period means on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capital Leases) payable during such period by the Company and its Restricted Subsidiaries, and (b) all Interest Expense on all Debt of the Company and its Restricted Subsidiaries payable during such period.

      "Consolidated Funded Debt" means all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

      "Consolidated Interest Expense" means all Interest Expense of the Company and its Restricted Subsidiaries for any period after eliminating intercompany items.

      "Consolidated Net Income" for any period means the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

            (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

            (b) the proceeds of any life insurance policy;

            (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

            (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

            (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

            (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

            (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

            (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

            (i) any deferred or other credit representing any excess of the equity in any Restricted Subsidiary at the date of acquisition thereof over the amount invested in such Restricted Subsidiary;

            (j) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary;

            (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period;

            (l) net earnings or losses of any corporation which becomes a successor to the Company by consolidation or merger realized by such Person prior to the date of such consolidation or merger;

            (m) any earnings or income of the Company or any Restricted Subsidiary which is not freely convertible into U.S. Dollars; and

            (n) any other extraordinary or non-recurring gain, including gains resulting from changes in GAAP or any discontinued operations.

      "Consolidated Net Income Available for Fixed Charges" for any period means the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (b)(1) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period, (2) Consolidated Fixed Charges for such period and (3) any non-recurring charges during such period including one-time acquired in process research and development expenses related to products under development expensed by the Company in accordance with GAAP in conjunction with acquisitions made by the Company and consummated during such period and reflected on the Company's consolidated statement of income for such period.

      "Consolidated Net Worth" means, as of the date of any determination thereof, the sum of:

            (a) the capital stock accounts (net of treasury stock, at cost, and capital stock which is subscribed and unissued) of the Company and its Restricted Subsidiaries at such time as determined in accordance with GAAP, plus

            (b) (or minus in the case of a deficit) the amount of the paid-in capital and retained earnings of the Company and its Restricted Subsidiaries at such time as determined in accordance with GAAP, plus

            (c) the cumulative amount of acquired in process research and development expenses related to products under development incurred from and after the date of Closing expensed by the Company in accordance with GAAP in conjunction with acquisitions made by the Company after the date of Closing and reflected on the Company's consolidated statements of income, provided that for purposes of any determination of Consolidated Net Worth under this Agreement, such expenses shall be reduced as if capitalized and then amortized by the Company on a straight-line basis over a period of 20 years beginning with the fiscal year in which such expense is incurred, minus

            (d) the excess, if any, of (1) the aggregate amount of all Restricted Investments made or incurred after the date of Closing and held by the Company and its Restricted Subsidiaries over (2) 15% of the sum of the amounts described in clauses (a), (b) and (c) of this definition.

      "Consolidated Senior Funded Debt" means all Consolidated Funded Debt, other than Subordinated Funded Debt.

      "Consolidated Total Assets" means as of the date of any determination thereof, total assets of the Company and its

Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

      "Consolidated Total Capitalization" means as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Net Worth.

      "Debt" with respect to any Person means, at any time, without duplication,

            (a) its liabilities for borrowed money;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

            (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Default Rate" means that rate of interest that is the greater of (i) 8.61% in the case of the Series A Notes and 9.01% in the case of the Series B Notes or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Bank of New York, in New York, New York as its "base" or "prime" rate.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

      "Event of Default" is defined in Section 11.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Existing Credit Facility" is defined in Section 4.11.

      "Existing Note Agreement" is defined in Section 4.10.

      "Existing Notes" is defined in Section 4.10.

      "FDA" mean the United States Food and Drug Administration.

      "FDA Laws" means any and all laws, regulations or governmental restrictions promulgated or issued by the FDA from time to time.

      "Funded Debt" of any Person means (a) all Debt of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, and (b) all Guaranties by such Person of Funded Debt of others.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority" means

            (a) the government of

                  (i) the United States of America or any State or other
            political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such Debt or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

            (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

      "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

      "Indebtedness" with respect to any Person means, at any time, without duplication,

            (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

            (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

            (f) Swaps of such Person; and

            (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and

(c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "Interest Expense" of the Company and its Restricted Subsidiaries for any period means all interest (including the interest component on Rentals on Capital Leases) and all amortization of debt discount and expense on any particular Debt (including, without limitation, payment-in-kind, zero coupon and other like Securities) for which such calculations are being made. Computations of Interest Expense on a pro forma basis for Debt having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

      "Investments" means all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of capital stock, Debt or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "Make-Whole Amount" is defined in Section 8.6.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

      "Memorandum" is defined in Section 5.3.

      "Minority Interests" means any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

      "Notes" is defined in Section 1.

      "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "Other Agreements" is defined in Section 2.

      "Other Purchasers" is defined in Section 2.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

      "Priority Debt" means, without duplication, the sum of (a) all Debt of the Company secured by Liens permitted by Section 10.4(i), (b) all Debt of Restricted Subsidiaries and (c) all Guaranties and joint obligations of Restricted Subsidiaries with respect to Debt of the Company.

      "Pro Forma Consolidated Fixed Charges" means, as of the date of any determination thereof, the maximum aggregate amount of Consolidated Fixed Charges which would have become payable by the Company and its Restricted Subsidiaries in such period determined on a pro forma basis giving effect as of the beginning of such period to the incurrence of any Funded Debt thereof (including Capitalized Rentals) and the concurrent retirement of outstanding Funded Debt or termination of any Capital Leases thereof.

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

      "Rentals" means and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, water rates and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

      "Required Holders" means, at any time, the holders of at least 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

      "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

      "Restricted Investments" means all Investments, other than:

            (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a Person which, after giving effect to such Investment, will become a Restricted Subsidiary;

            (b) Investments in property or assets to be used in the ordinary course of the business of the Company and its Restricted Subsidiaries as described in Section 10.8 of the Agreement;

            (c) Investments of the Company existing as of the date of the Closing and described on Schedule 10.1 hereto;

            (d) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

            (e) Investments in commercial paper of corporations organized under the laws of the United States or any state thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded a rating of "A-1" or better by Standard & Poor's Ratings Group or "P-1" by Moody's Investors Service, Inc.;

            (f) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within twelve months from the date of acquisition thereof;

            (g) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any State thereof having capital, surplus and undivided profits aggregating at least $250,000,000; provided that at the time of acquisition thereof by the Company or a Subsidiary, the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated "AA" or better by Standard & Poor's Ratings Group or "Aa" or better by Moody's Investors Service, Inc.;

            (h) Investments in publicly traded shares of any open-ended mutual fund which is classified as a current asset in accordance with GAAP, the aggregate asset value of which "marked to market" is at least $250,000,000, which is managed by a fund manager of recognized national standing, and which invests not less than 80% of its assets in obligations described in clauses (e), (f), (g) and (i) hereof;

            (i) Investments in readily-marketable obligations of indebtedness of any State of the United States or any municipality organized under the laws of any State of the United States or any political subdivision thereof which, at the time of acquisition by the Company or any Subsidiary, are accorded either of the two highest ratings by Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standard, in any such case maturing no later than one year after the date of acquisition thereof;

            (j) the Investment of the Company in the equity of Warner Chilcott Laboratories Plc; provided that the aggregate amount of such Investment shall not exceed $10,000,000; and

            (k) Investments managed as a portfolio by a nationally recognized investment advisor, the assets of which consist substantially of obligations described in clauses (e), (f), (g) and (i) hereof; provided that the average effective duration of the portfolio of Investments shall not exceed one year as measured by such investment advisor.

      In valuing any Investments for the purpose of applying the limitations set forth in the definition of "Consolidated Net Worth", Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered in cash on account of capital or principal.

      In valuing any Investments for the purpose of applying the limitations set forth in clause (d) of the definition of "Consolidated Net Worth", (i) at any time when an entity becomes a Restricted Subsidiary, all Investments of such entity at such time shall be deemed to have been made by such entity, as a Restricted Subsidiary, at such time and (ii) all Investments of the Company and its Restricted Subsidiaries in a Restricted Subsidiary which is redesignated as an Unrestricted Subsidiary pursuant to Section 10.11 shall be deemed to have been made immediately after such redesignation.

      "Restricted Payments" is defined in Section 10.5.

      "Restricted Subsidiary" means any Subsidiary (a) which is organized under the laws of the United States or any State thereof; (b) which conducts substantially all of its business and has substantially all of its assets within the United States; (c) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company and (d) is initially identified as a Restricted Subsidiary as of the date of Closing or which the Company designates as a Restricted Subsidiary by notice in writing given to the holders of the Notes as provided in Section 10.11.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Security" shall have the same meaning as in Section 2(a)(1) of the Securities Act.

      "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

      "Senior Funded Debt" means all Consolidated Funded Debt, other than Subordinated Funded Debt.

      "Series A Notes" is defined in Section 1.

      "Series B Notes" is defined in Section 1.

      "Solvent" means, as to any Person, such Person (i) owns property whose fair saleable value is greater than the amount required to pay all of such Person's Debt (including contingent debts), (ii) is able to pay all of its Debt as such Debt matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

      "Subordinated Funded Debt" means all unsecured Funded Debt of the Company which shall contain or have applicable thereto subordination provisions in form and substance satisfactory to the Required Holders providing for the subordination thereof to other Funded Debt of the Company, including, without limitation, the Notes, and having a weighted average life to maturity greater than the then remaining average life of the Notes.

      "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "Subsidiary Stock" is defined in Section 10.6(c).

      "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

      "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary including by designation pursuant to Section 10.11.

      "U.S. Dollars" means lawful money of the United States of America.

      "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      "Wholly-owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-owned Subsidiaries at such time.

      "Zeneca" means ZENECA Inc., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of ZENECA Inc.

      "Zeneca Distribution Agreement" means the Distribution and Supply Agreement dated as of March 8, 1993 between the Company and Zeneca, as amended December 9, 1995, and as further amended from time to time.

      "Zeneca Security Agreement" means the Security Agreement dated as of March 8, 1993 between the Company and Zeneca, as amended, supplemented or modified from time to time.

                                  SCHEDULE 4.9

                         CHANGES IN CORPORATE STRUCTURE


                                      None

                                  SCHEDULE 5.3

                              DISCLOSURE MATERIALS


                                      None

                                  SCHEDULE 5.4

       SCHEDULE OF SUBSIDIARIES, AFFILIATES, DIRECTORS AND SENIOR OFFICERS

      A.    Restricted Subsidiaries

                                                                State of
Subsidiary Name                      % Ownership                Incorporation

BRL Incorporated                        100%                      New York
2 Quaker Road                           100%                      New York
265 Livingston Street Corp.             100%                      New Jersey
Barrcip, Inc.                           100%                      Delaware

      B.    Unrestricted Subsidiaries

            None

      C.    Affiliates

            o  Apotex, Inc.
            o  Harvard Drug Group
            o  Brantford Chemicals
            o  Barr Mar Partnership
            o  Sherman Delaware, Inc.
            o  Glastex Investments, Inc.

      D.    Directors and Senior Officers

            Robert J. Bolger
            Bruce L. Downey
            Edwin A. Cohen
            Michael F. Florence
            Wilson L. Harrell
            Jacob M. Kay
            Bernard C. Sherman
            George P. Stephan
            Salah U. Ahmed
            Paul M. Bisaro
            Robert G. Bell

            Timothy P. Catlett
            Ezzeldin A. Hamza
            Catherine F. Higgins
            William T. McKee
            Mary E. Petit
            Gerald F. Price


                                     E-1-98

                                  SCHEDULE 5.5

                          LIST OF FINANCIAL STATEMENTS

* Barr Laboratories, Inc. Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997.

*     Barr Laboratories, Inc. Annual Report for the fiscal year ended June 30,
      1997.

*     Barr Laboratories, Inc. Annual Report for the fiscal year ended June 30,
      1996.

*     Barr Laboratories, Inc. Annual Report for the fiscal year ended June 30,
      1995.

*     Barr Laboratories, Inc. Annual Report for the fiscal year ended June 30,
      1994.

*     Barr Laboratories, Inc. Annual Report for the fiscal year ended June 30,
      1993.

*     Barr Laboratories, Inc. Annual Report for the fiscal year ended June 30,
      1992.

*     Barr Laboratories, Inc. Proxy Statement dated October 25, 1996.

                                  SCHEDULE 5.8

                               CERTAIN LITIGATION


                                      None

                                  SCHEDULE 5.11

                             LICENSES, PERMITS, ETC.


                                      None

                                  SCHEDULE 5.14

                                 USE OR PROCEEDS


      The proceeds of the Notes will be used to repay in full Debt outstanding under the Existing Note Agreement and the Existing Notes and for general corporate purposes.

                                  SCHEDULE 5.15

                   SCHEDULE OF EXISTING INDEBTEDNESS AND LIENS

A. Outstanding Indebtedness as of the date of Closing:

                                                   Amount               Description
                                                 Outstanding                 of
                                                   (000's)               Collateral
10.15% Senior Secured Notes Due June 28,
2001 (To be paid in full on the date of
Closing with the proceeds from the sale
of the Notes)                                      $14,400       Mortgage on Pomona facility.
                                                                 All other assets owned except
                                                                 A/R, Inv. and assets in Virginia.

New Jersey Economic Development Authority            $310        Mortgage on Northvale, NJ
Bond Due January, 2000                                           Mfg. facility

Bank of America Leasing and Capital
Corporation Lease and Security Agreement dated April 12, 1996*

    o Recourse and Secured Note 1                   $2,457       Mfg. Equipment covered by Lease
      due April 15, 2002

    o Recourse and Secured Note 2         $221
      due May 1, 2002   $221

    o Recourse and Secured Note 3
      due June 1, 2002  $135

    o Recourse and Secured Note 4
      due July 1, 2002  $114

    o Recourse and Secured Note 5
      due August 1, 2002         $214

    o Recourse and Secured Note 6
      due September 1, 2002      $235

    o Recourse and Secured Note 7

      due December 31, 2002      $760

B. Other Liens:

Accounts Payable owned by the Company
to Zeneca, Inc. arising from the
purchase of Tamoxifen Citrate
inventory                                             $62        Inventory and Receivables of
                                                                 Tamoxifen Citrate

C. Outstanding Indebtedness of
Subsidiaries as of the date of
Closing:                                             None


                                    E-1-104

                           (SCHEDULE 5.15, CONTINUED)

* Summary of Borrowings under Bank America Leasing & Capital Agreement April 15 (Agreement's Inception) through December 31, 1996 As of 11/14/97

                                      Vendor      Date            Amount            Location
Original Funding(1)                   Various    4/15/96         2,757,979      Pomona; Livingston

----------
(1)  See attached


                                    E-1-105

P2 Tablet Press -                     UCM        5/1/96            248,360      Pomona 2
  1st & 2nd
P2 Hi Coater System -                 Vector     6/1/96            147,040      Pomona 2
2nd

P2 Tablet Press - 3rd, final          UCM        7/1/96            124,179      Pomona 2

Liv. Packaging Line - 2nd             Kalish     8/1/96            232,716      Livingston

P2 Hi Coater System - 3rd             Vector     9/1/96            248,436      Pomona 2

Ceph Packaging Line - 3rd             Kalish     12/13/96          121,316      Pomona 1

Gemni Tablet Press - All              UCM        12/13/96          659,699      Livingston

                                                                 4,539,725


                                    E-1-106

                           (SCHEDULE 5.15, CONTINUED)

Attachment

             Asset                            Vendor                          Cost
Purchase & Install (14) HPLCs                 Waters                       $ 517,379
Collelle 10 Gral High Shear Mixer             Vector                          75,235
 Granulator
Autoclave                                     American Stabilizer             82,438
                                                Company
Near IR Rapid Contact Analyzer                Perstop Analytical              62,062
(2) Oil Free Compressors                      Scales Air Compressor           75,781
Gemco Blender                                 Gemco                           95,836
Glatt GRG 120/200 Rotary Granulator           Apotex                         488,883
Glatt Fluid Bed                               Glatt Air Techniques           301,023
Kalish spares                                 Kalish                          11,984
U-shaped Pkg line for NJ                      Kalish                         215,191
Catalytic Oxidizer                            IPS                             61,645
600 Gral High Shear Mixer                     Vector Corporation             328,388
Streamline Hi-coator System                   Vector Corporation             180,639
U-shaped Pkg line for Cephalexein             Kalish                         261,496
                                                                          $2,757,979


                                    E-1-107

                                  SCHEDULE 9.7

                   ERISA AFFILIATES AND EMPLOYEE BENEFIT PLANS


Benefit Plans:

     o   Barr Laboratories, Inc. Employees Savings & Retirement Plan
     o   Barr Laboratories, Inc. Group Benefit Program Plan #501
     o   Barr Laboratories, Inc. Group Benefit Program Plan #502

                                  SCHEDULE 10.1

                              EXISTING INVESTMENTS


                                      None

                                 [FORM OF NOTE]

                             BARR LABORATORIES, INC.

               6.61% Senior Note, Series A, due November 18, 2004

No. [_________]                                                           [Date]
$[____________]                                                  PPN 068306 A@ 8

      For Value Received, the undersigned, Barr Laboratories, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on November 18, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.61% per annum from the date hereof, payable semiannually, on the eighteenth day of May and November in each year, commencing with the May 18 or November 18 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.61% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Bank of New York from time to time in New York, New York as its "base" or "prime" rate.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company's office in Pomona, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.


                                    EXHIBIT 1
                          (to Note Purchase Agreement)

      This Note is one of the 6.61% Senior Notes, Series A, due November 18, 2004 (the "Series A Notes") of the Company in the aggregate principal amount of $10,000,000 which, together with the Company's $20,000,000 aggregate principal amount of 7.01% Senior Notes, Series B, due November 18, 2007 (the "Series B Notes", said Series B Notes, together with the Series A Notes being hereinafter referred to collectively as the "Notes") was issued pursuant to separate Note Purchase Agreements, each dated as of November 18, 1997 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

      This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the


                                    E-1-111
manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.


                                    E-1-112

      This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

                                          Barr Laboratories, Inc.


                                          By
                                             Title


                                    E-1-113

                                 [FORM OF NOTE]

                             BARR LABORATORIES, INC.

               7.01% Senior Note, Series B, due November 18, 2007

No. [_________]                                                           [Date]
$[____________]                                                  PPN 068306 B* 9

      For Value Received, the undersigned, Barr Laboratories, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on November __, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.01% per annum from the date hereof, payable semiannually, on the eighteenth day of May and November in each year, commencing with the May 18 or November 18 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.01% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Bank of New York from time to time in New York, New York as its "base" or "prime" rate.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company's office in Pomona, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.


                                    EXHIBIT 2
                          (to Note Purchase Agreement)

      This Note is one of the 7.01% Senior Notes, Series B, due November 18, 2007 (the "Series B Notes") of the Company in the aggregate principal amount of $20,000,000 which, together with the Company's $10,000,000 aggregate principal amount of 6.61% Senior Notes, Series A, due November 18, 2004 (the "Series A Notes", said Series A Notes, together with the Series B Notes being hereinafter referred to collectively as the "Notes") was issued pursuant to separate Note Purchase Agreements, each dated as of November 18, 1997 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

      This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the


                                    E-2-115
manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.


                                    E-2-116

      This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

                                          Barr Laboratories, Inc.


                                          By
                                             Title


                                    E-2-117

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

      The closing opinion of Winston & Strawn, counsel for the Company, which is called for by Section 4.4 of the Agreements, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in scope and form to you and the Other Purchasers and shall be to the effect that:

            1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of New York, has the corporate power and the corporate authority to execute and perform the Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

            2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

            3. Each Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the


                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)

      Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Agreements or the Notes.

            6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

            7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the


                                  E-4.4(a)-119
      qualification of an indenture under the Trust Indenture Act of 1939, as amended.

            8. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Agreements do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            9. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the Company's business or assets or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Agreements.

The opinion of Winston & Strawn shall cover such other matters relating to the sale of the Notes as you and the Other Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.


                                  E-4.4(a)-120

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

      The closing opinion of Chapman and Cutler, special counsel to you and the Other Purchasers, called for by Section 4.4 of the Agreements, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in form and substance to you and the Other Purchasers and shall be to the effect that:

            1. The Company is a corporation, validly existing and in good standing under the laws of the State of New York and has the corporate power and the corporate authority to execute and deliver the Agreements and to issue the Notes.

            2. The Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes


                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)
      under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      The opinion of Chapman and Cutler shall also state that the opinion of Winston & Strawn is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, you and the Other Purchasers are justified in relying thereon.

      In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of the State of New York, the By-laws of the Company and the general business corporation law of the State of New York. The opinion of Chapman and Cutler is limited to the laws of the State of New York and the Federal laws of the United States.

      With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.


                                    Ex 5-122